                                                                    EXHIBIT 4.13
        ----------------------------------------------------------------

                             RALPHS GROCERY COMPANY
                             and certain Guarantors
                                       TO
                     UNITED STATES TRUST COMPANY OF NEW YORK
                                     Trustee


                                   ----------

                          THIRD SUPPLEMENTAL INDENTURE

                            Dated as of July 30, 1999

                                       TO

                                    INDENTURE

                            Dated as of June 1, 1995
                                   ----------



               $524,055,000 11% Senior Subordinated Notes due 2005

        ----------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------


                                   ARTICLE ONE
                                   -----------

                                   DEFINITIONS

Section 101. Definitions......................................................2
             -----------

                                   ARTICLE TWO
                                   -----------

                                    GUARANTEE

Section 201. Additional Guarantee.............................................3
             --------------------

Section 202. Waiver of Demand.................................................4
             ----------------

Section 203. Additional Guarantee of Payment..................................4
             -------------------------------

Section 204. No Discharge or Diminishment of Additional Guarantee.............4
             ----------------------------------------------------

Section 205. Defenses of Company Waived.......................................5
             --------------------------

Section 206. Continued Effectiveness..........................................5
             -----------------------

Section 207. Subrogation......................................................5
             -----------

Section 208. Information......................................................6
             -----------

Section 209. Subordination....................................................6
             -------------

Section 210. Termination......................................................6
             -----------

Section 211. Additional Guarantees of Other Indebtedness......................7
             -------------------------------------------

Section 212. Additional Guarantors............................................7
             ---------------------

Section 213. Limitation of Additional Guarantor's Liability...................7
             ----------------------------------------------

Section 214. Contribution from Other Guarantors...............................8
             ----------------------------------

Section 215. No Obligation to Take Action Against the Company.................8
             ------------------------------------------------

Section 216. Dealing with the Company and Others..............................8
             -----------------------------------

Section 217. Subordination of Guarantee.......................................9
             --------------------------

                                                                            Page
                                                                            ----
                                  ARTICLE THREE
                                  -------------

                SUBORDINATION OF ADDITIONAL GUARANTEE OBLIGATIONS

Section 301. Additional Guarantee Obligations Subordinated to Senior
             -------------------------------------------------------
             Indebtedness of Additional Guarantors.............................9
             -------------------------------------

                                  ARTICLE FOUR
                                  ------------

                                  MISCELLANEOUS

Section 401. Miscellaneous.....................................................9


                  THIRD SUPPLEMENTAL INDENTURE, dated as of July 30, 1999 (this "Third Supplemental Indenture"), among Ralphs Grocery Company, a Delaware corporation having its principal office at 1100 West Artesia Boulevard, Compton, California 90220 (herein called the "Company"), each of the subsidiary guarantors signatory hereto as set forth on Schedule I (collectively, the "Subsidiary Guarantors"), each of the additional guarantors signatory hereto as set forth on the signature pages and Schedule II (collectively, the "Additional Guarantors" and collectively with the Subsidiary Guarantors, the "Guarantors"), and United States Trust Company of New York, a New York corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

                  The Company has heretofore executed and delivered to the Trustee an Indenture dated as of June 1, 1995 (as amended and supplemented, the "Indenture") providing for the issuance of the $524,055,000 11% Senior Subordinated Notes Due 2005 (the "Securities").

                  The Indenture has been supplemented by the First Supplemental Indenture, dated as of June 14, 1995 (the "First Supplemental Indenture") and the Second Supplemental Indenture dated as of February 26, 1998 (the "Second Supplemental Indenture").

                  Each of the Additional Guarantors has duly authorized the issuance of a guarantee of the Securities, as set forth herein, and to provide therefor, each of the Additional Guarantors has duly authorized the execution and delivery of this Third Supplemental Indenture.

                  Section 10.01(4) of the Indenture provides that, without the notice to and consent of any Holders, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee together, may amend or supplement the Indenture to make any other change that does not adversely affect the rights of any Securityholder in any material respect.

                  The Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Third Supplemental Indenture to amend and supplement the Indenture in certain respects with respect to the Securities.

                  All things necessary to make this Third Supplemental Indenture a valid agreement of the Company, each of the Subsidiary Guarantors and each of the Additional Guarantors, and a valid amendment of, and supplement to the Indenture, have been done.

                  NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises, the Company and each of the Guarantors hereby covenants and agrees with the Trustee and its successor or successors in said trust under the Indenture, as follows:

                                   ARTICLE ONE
                                   -----------

                                   DEFINITIONS

Section 101.      Definitions.
------------      ------------

         For all purposes of this Third Supplemental Indenture:

         (1) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (2) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture and, where so specified, to the Articles and Sections of the Indenture as supplemented by this Third Supplemental Indenture; and

         (3) The terms "hereof", "herein", "hereby", "hereto", "hereunder" and "herewith" refer to this Third Supplemental Indenture.

         (4) "Additional Guarantee" has the meaning specified in Section 201.

         (5) "Additional Guaranteed Obligations" has the meaning specified in
Section 201.

         (6) "Credit Facility" means any credit agreement, loan agreement, or credit facility, whether syndicated or not, involving the extension of credit by banks or other credit institutions, entered into by The Kroger Co. or Fred Meyer, Inc. and outstanding on the date of this Third Supplemental Indenture, and any refinancing or other restructuring of any such agreement or facility.

         (7) "Holder" means any Holder of any Security pursuant to, and in accordance with the terms of, the Indenture.

         (8) "Senior Indebtedness" means, with respect to any Additional Guarantor, the principal of (and premium if any) and interest on, and all other amounts payable in respect of, (a) any all Indebtedness of such Additional Guarantor, whether outstanding on the date of the Indenture or thereafter Incurred, (b) any obligations of such Additional Guarantor under interest rate swaps, caps. collars and similar arrangements,

(c) obligations of such Additional Guarantor under foreign currency hedges entered into in respect of any such Indebtedness or obligation and (d) any amendments, renewals, extensions, modifications, and refundings of any such Indebtedness or obligation, except (i) any Indebtedness or obligation owed to a Subsidiary, (ii) any Indebtedness or obligation which by the terms of the instrument creating or evidencing the same is not superior in right of payment to such Additional Guarantor's Additional Guarantee, (iii) any Indebtedness or obligation which is subordinated or junior in any respect to any other Indebtedness or obligation of such Additional Guarantor, and (iv) any indebtedness or obligation constituting a trade account payable of such Additional Guarantor. Any obligation under any Senior Indebtedness shall continue to constitute Senior Indebtedness despite a determination that the Incurrence of such obligation by an Additional Guarantor was a preference under
Section 547(b) of Title 11 of the United States Code (or any successor thereto) or was a fraudulent conveyance or transfer under Federal or State Law.

                                   ARTICLE TWO
                                   -----------

                                    GUARANTEE

Section 201.      Additional Guarantee.
                  --------------------

                  Each Additional Guarantor hereby jointly and severally fully and unconditionally guarantees (each an "Additional Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture or the Securities or the obligations of the Company or any other Additional Guarantor to the Holders or the Trustee hereunder or thereunder, that
(a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Additional Guarantor to the Holders of or the Trustee under the Indenture or the Securities hereunder (including fees, expenses or others) (collectively, the "Guaranteed Obligations") will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Securities; and (b) in case of any extension of time of payment or renewal of any Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. If the Company shall fail to pay when due, or to perform, any Guaranteed Obligations, for whatever reason, each Additional Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Additional Guarantee, and shall entitle the Holders of Securities to accelerate the Guaranteed Obligations of the Additional Guarantor hereunder in the same manner and to the same extent as the Guaranteed Obligations of the Company.

                  Each Additional Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Indenture or the Securities, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not an Additional Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Guarantor.

                  Each Additional Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) the maturity of the Guaranteed Obligations may be accelerated as provided in Article Seven of the Indenture for the purposes of its Additional Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (b) in the event of any acceleration of such Guaranteed Obligations as provided in Article Seven of the Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Additional Guarantor for the purposes of its Additional Guarantee.

Section 202.      Waiver of Demand.
                  ----------------

                  To the fullest extent permitted by applicable law, each of the Additional Guarantors waives presentment to, demand of payment from and protest of any of the Guaranteed Obligations, and also waives notice of acceptance of its Additional Guarantee and notice of protest for nonpayment.

Section 203.      Additional Guarantee of Payment.
                  -------------------------------

                  Each of the Additional Guarantors further agrees that its Additional Guarantee constitutes an Additional Guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Trustee or any Holder of the Securities to the security, if any, held for payment of the Guaranteed Obligations.

Section 204.      No Discharge or Diminishment of Additional Guarantee.
                  ----------------------------------------------------

                  Subject to Section 210 of this Third Supplemental Indenture, the obligations of each of the Additional Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each of the

Additional Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Trustee or any Holder of the Securities to assert any claim or demand or to enforce any remedy under the Indenture or the Securities, any other Additional Guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Additional Guarantor or that would otherwise operate as a discharge of any Additional Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

Section 205.      Defenses of Company Waived.
                  --------------------------
                  To the extent permitted by applicable law, each of the Additional Guarantors waives any defense based on or arising out of any defense of the Company or any other Guarantor or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company, other than final and indefeasible payment in full in cash of the Guaranteed Obligations. Each of the Additional Guarantors waives any defense arising out of any such election even though such election operates to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each of the Additional Guarantors against the Company or any security.

Section 206.      Continued Effectiveness.
                  -----------------------

                  Subject to Section 210 of this Third Supplemental Indenture, each of the Additional Guarantors further agrees that its Additional Guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by the Trustee or any Holder of the Securities upon the bankruptcy or reorganization of the Company.

Section 207.      Subrogation.
                  -----------

                  In furtherance of the foregoing and not in limitation of any other right of each of the Additional Guarantors by virtue hereof, upon the failure of the Company to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Additional Guarantors hereby promises to and will, upon receipt of written demand by the Trustee or any Holder of the Securities, forthwith pay, or cause to be paid, to the Holders in cash the amount of such unpaid Guaranteed Obligations, and thereupon the Holders shall, assign (except to the extent that such assignment would render an Additional Guarantor a "creditor" of the Company within the meaning of Section 547 of Title 11 of the United States Code as now in effect or hereafter amended or any comparable provision of any successor statute) the amount of the Guaranteed Obligations owed to it and paid by such Additional Guarantor pursuant to this Additional Guarantee to such Additional Guarantor, such assignment to be PRO RATA to the extent the Guaranteed Obligations in question were discharged by such Additional Guarantor, or make such other disposition thereof as such Additional Guarantor shall direct (all without recourse to the Holders, and without any representation or warranty by the Holders). If (a) an Additional Guarantor shall make payment to the Holders of all or any part of the Guaranteed Obligations and (b) all the Guaranteed Obligations and all other amounts payable under this Third Supplemental Indenture shall be indefeasibly paid in full, the Trustee will, at such Guarantor's request, execute and deliver to such Additional Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Additional Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Additional Guarantor.

Section 208.      Information.
                  -----------

                  Each of the Additional Guarantors assumes all responsibility for being and keeping itself informed of the Company's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each of the Additional Guarantors assumes and incurs hereunder, and agrees that the Trustee and the Holders of the Securities will have no duty to advise the Additional Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 209.      Subordination.
                  -------------

                  Upon payment by any Additional Guarantor of any sums to the Holders, as provided above, all rights of such Additional Guarantor against the Company, arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations to the Trustee; PROVIDED, HOWEVER, that any right of subrogation that such Additional Guarantor may have pursuant to this Third Supplemental Indenture is subject to Section 207 hereof.

Section 210.      Termination.
                  -----------

                  An Additional Guarantor shall, upon the occurrence of either of the following events, be automatically and unconditionally released and discharged from all obligations under this Third Supplemental Indenture and its Additional Guarantee without any action required on the part of the Trustee or any Holder if such release and discharge will not result in any downgrade in the rating given to the Securities by Moody's Investors Services and Standard & Poor's Rating Services:

                  (a) upon any sale, exchange, transfer or other disposition (by merger or otherwise) of all of the Capital Stock of an Additional Guarantor or all, or substantially all, of the assets of such Additional Guarantor, which sale or other disposition is otherwise in compliance with the terms of the Indenture; provided, however, that such Additional Guarantor shall not be released and discharged from its obligations under this Third Supplemental Indenture and its Additional Guarantee if, upon consummation of such sale, exchange, transfer or other disposition (by merger or otherwise), such Additional Guarantor remains or becomes a guarantor under any Credit Facility; or

                  (b) at the request of the Company, at any time that none of the Credit Facilities are guaranteed by any Subsidiary of the Company,

The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section. Any Additional Guarantor not so released will remain liable for the full amount of the principal of, premium, if any, and interest on the Securities provided in this Third Supplemental Indenture and its Guarantee.

Section 211.      Additional Guarantees of Other Indebtedness.
                  -------------------------------------------

                  As long as the Securities are guaranteed by the Additional Guarantors, the Company will cause each of its Subsidiaries that becomes a guarantor in respect of (i) any Indebtedness of the Company which is outstanding on the date hereof and (ii) any Indebtedness incurred by the Company after the date hereof (other than in respect of asset-backed securities), to include in any guarantee given by any such guarantor provisions similar to those set forth in Section 210 hereof.

Section 212.      Additional Guarantors.
                  ---------------------

                  The Company will cause each of its Subsidiaries that becomes a guarantor in respect of any Indebtedness of the Company following the date hereof to execute and deliver a supplemental indenture pursuant to which it will become an Additional Guarantor under this Third Supplemental Indenture, if it has not already done so or unless the Guarantor is prohibited from doing so by applicable law or a provision of a contract to which it is a party or by which it is bound.

Section 213.      Limitation of Additional Guarantor's Liability.
                  ----------------------------------------------

                  Each Additional Guarantor, other than The Kroger Co., and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Additional Guarantee by such Additional Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal of state law. To effectuate the foregoing intention, the Holders and such Additional Guarantor hereby irrevocably agree that the obligations of such Additional Guarantor under this Third Supplemental Indenture and its Additional Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Additional Guarantor, and after giving effect to any collections from or payments made by or on behalf of, any other Additional Guarantor in respect of the obligations of such Additional Guarantor under its Additional Guarantee or pursuant to its contribution obligations under this Third Supplemental Indenture, will result in the obligations of such Additional Guarantor under its Additional Guarantee not constituting such fraudulent transfer or conveyance.

Section 214.      Contribution from Other Additional Guarantors.
                  ---------------------------------------------

                  Each Additional Guarantor that makes a payment or distribution under its Additional Guarantee shall be entitled to a contribution from each other Additional Guarantor in a pro rata amount based on the net assets of each Additional Guarantor, determined in accordance with generally accepted accounting principles in effect in the United States of America as of the date hereof.

Section 215.      No Obligation to Take Action Against the Company.
                  ------------------------------------------------

                  Neither the Trustee, any Holder nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or take any other steps under any security for the Guaranteed Obligations or against the Company or any other Person or any property of the Company or any other Person before the Trustee, such Holder or such other Person is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Additional Guarantee.

Section 216.      Dealing with the Company and Others.
                  -----------------------------------

                  The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Additional Guarantor hereunder and without the consent of or notice to any Additional Guarantor, may:

                  (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

                  (b) take or abstain from taking security or collateral from the Company or from perfecting security or collateral from the Company;

                  (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the Guaranteed Obligations;

                  (d) accept compromises or arrangements from the Company;

                  (e) apply all monies at any time received from the Company or from any security to such part of the Guaranteed Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

                  (f) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 217.      Subordination of Guarantee.
                  --------------------------
                  The obligations of each Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of such Guarantor, to the extent and in the manner provided in Article Three.

                                  ARTICLE THREE
                                  -------------

                SUBORDINATION OF ADDITIONAL GUARANTEE OBLIGATIONS

Section 301.      Additional Guarantee Obligations Subordinated to Senior
                  -------------------------------------------------------
                  Indebtedness of Additional Guarantors.
                  -------------------------------------

                  Article Twelve of the Indenture is hereby incorporated by reference herein in its entirety herein, except that each reference to "Subsidiary Guarantor" shall become a reference to "Additional Guarantor," each reference to "Guarantee Obligations" shall become a reference to "Additional Guarantee Obligations" and each reference to "Guarantor Senior Indebtedness" shall become a reference to "Additional Guarantor Senior Indebtedness."


                                  ARTICLE FOUR
                                  ------------

                                  MISCELLANEOUS

Section 401.      Miscellaneous.
                  -------------

                  (a) The Trustee accepts the trusts created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented by this Third Supplemental Indenture.

                  (b) The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

                  (c) Each of the Company, the Subsidiary Guarantors and the Trustee makes and reaffirms as of the date of execution of this Third Supplemental Indenture all of its respective representations, covenants and agreements set forth in the Indenture.

                  (d) All covenants and agreements in this Third Supplemental Indenture by the Company, the Guarantors and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

                  (e) In case any provisions in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (f) Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the series of Securities created hereby, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                  (g) If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as may be amended from time to time, that is required under such Act to be a part of and govern this Third Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Third Supplemental Indenture as so modified or excluded, as the case may be.

                  (h) This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                  (i) All amendments to the Indenture made hereby shall affect any and all series of Securities created under the Indenture.

                  (j) All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




Attest:                                    RALPHS GROCERY COMPANY


(Bruce M. Gack)                            By: (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

Attest:                                    Each of the Subsidiary Guarantors Listed on
                                           Schedule I hereto, as Subsidiary Guarantor of
                                           the Securities

(Bruce M. Gack)                            By*: (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

*  Signing as duly authorized officer for each such Subsidiary Guarantor.

Attest:                                    THE KROGER CO., as Additional Guarantor
                                           of the Securities

(Bruce M. Gack)                            By: (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

Attest**:                                  Each of the Additional Guarantors Listed on
                                           Schedule II hereto, as Additional Guarantor of
                                           the Securities

(Bruce M. Gack)                            By:** (Paul W. Heldman)
--------------------------------           -------------------------------
Bruce M. Gack, Assistant Secretary         Name: Paul W. Heldman
                                           Title: Vice President

_____________________

** Signing as duly authorized officer for each such Additional Guarantor.


Attest:                                  HENPIL, INC., as Additional Guarantor of the
                                         Securities
                                         WYDIV, INC., as Additional Guarantor of the
                                         Securities

                                         By: (Steven McMillan)
-----------------------------------      -------------------------------
                                         Name: Steven McMillan
                                         Title: Vice President



Attest:                                  RICHIE'S, INC., as Additional Guarantor of
                                         the Securities

                                         By: (Keith C. Larson)
-----------------------------------      -------------------------------
                                         Name:  Keith C. Larson
                                         Title: Vice President



Attest:                                  VINE COURT ASSURANCE
                                         INCORPORATED, as Additional Guarantor of the Securities

(Beth Van Olfen)                         By: (Bruce M. Gack)
-----------------------------------      -------------------------------
Beth Van Olfen, Assistant Treasurer      Name: Bruce M. Gack
                                         Title: Vice President



Attest:                                    KROGER DEDICATED LOGISTICS CO., as
                                           Guarantor of the Securities


(Bruce M. Gack)                            By: (Paul W. Heldman)
---------------------------------          -------------------------------
Bruce M. Gack, Secretary                   Name:  Paul W. Heldman
                                           Title: Vice President

Attest:                           UNITED STATES TRUST COMPANY OF
                                  NEW YORK, as Trustee


_____________________________
                                      By: _______________________
                                      Name:
                                      Title:

STATE OF OHIO                     )
                                  )  SS:
COUNTY OF HAMILTON                )


                  On the 30th day of July, 1999, before me personally came Paul W. Heldman, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Ralphs Grocery Company and Vice President of each of the Guarantors Listed on Schedule I hereto, and Vice President of each of the Additional Guarantors listed on Schedule II hereto, and Senior Vice President of The Kroger Co., and President of Kroger Dedicated Logistics Co., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                       (Brenda R. Andes)
                                       --------------------------------------
                                                   Notary Public
                                       Brenda R. Andes        [Notarial Seal]
                                       Notary Public, State of Ohio
                                       My Commission Expires June 20, 2003




STATE OF TEXAS                    )
                                  )  SS:
COUNTY OF HARRIS                  )


                  On the 5th day of August, 1999, before me personally came Steven McMillan, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Henpil, Inc. and Wydiv, Inc., corporations described in and which executed the foregoing instrument; that he knows the seals of said corporations; that the seals affixed to said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations, and that he signed his name thereto by like authority.

                                       (Barbara Edwards)
                                       --------------------------------------
                                                   Notary Public
                                       Barbara Edwards        [Notarial Seal]
                                       Notary Public, State of Texas
                                       My Commission Expires October 19, 2001

STATE OF TEXAS                    )
                                  )  SS:
COUNTY OF EL PASO                 )


                  On the 30th day of July, 1999, before me personally came Keith C. Larson, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Richie's, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          (Mercedes Flores)
                                          ------------------------------
                                                 Notary Public
                                          Mercedes Flores    [Notarial Seal]
                                          Notary Public, State of Texas
                                          My Commission Expires 10/23/99



STATE OF OHIO                     )
                                  )  SS:
COUNTY OF HAMILTON                )


                  On the 30th day of July, 1999, before me personally came Bruce M. Gack, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Vine Court Assurance Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                          (Brenda R. Andes)
                                          ------------------------------
                                                 Notary Public
                                          Brenda R. Andes    [Notarial Seal]
                                          Notary Public, State of Ohio
                                          My Commission Expires June 20, 2003

                                   SCHEDULE I

                              Subsidiary Guarantors
                              ---------------------



     Name of Subsidiary Guarantor                        State of Organization
     ----------------------------                        ---------------------
     Alpha Beta Company                                        California
     Bay Area Warehouse Stores, Inc.                           California
     Bell Markets, Inc.                                        California
     Cala Co.                                                  Delaware
     Cala Foods, Inc.                                          California
     Crawford Stores, Inc.                                     California
     Food 4 Less GM, Inc.                                      California
     Food 4 Less Merchandising, Inc.                           California
     Food 4 Less of California, Inc.                           California
     Food 4 Less of Southern California, Inc.                  Delaware

                                   SCHEDULE II

                              Additional Guarantors
                              ---------------------


Name of Additional Guarantor                          State of
----------------------------                          --------
                                                      Organization
                                                      ------------

Dillon Companies, Inc.                                Kansas
Drug Distributors, Inc.                               Indiana
Inter-American Foods, Inc.                            Ohio
J.V. Distributing, Inc.                               Michigan
KRGP Inc.                                             Ohio
KRLP Inc.                                             Ohio
The Kroger Co. of Michigan                            Michigan
Kroger Limited Partnership I                          Ohio (limited
   By: KRGP Inc., the General Partner                 partnership)
Kroger Limited Partnership II                         Ohio (limited
   By: KRGP Inc., the General Partner                 partnership)
Peyton's-Southeastern, Inc.                           Tennessee
Rocket Newco, Inc.                                    Texas
Topvalco, Inc.                                        Ohio

City Market, Inc.                                     Colorado
Dillon Real Estate Co., Inc.                          Kansas
Fry's Leasing Company, Inc.                           Arizona
Jackson Ice Cream Co., Inc.                           Kansas
Junior Food Stores of West Florida, Inc.              Florida
Kwik Shop, Inc.                                       Kansas
Mini Mart, Inc.                                       Wyoming
Quik Stop Markets, Inc.                               California
THGP Co., Inc.                                        Pennsylvania
THLP Co., Inc.                                        Pennsylvania
Turkey Hill, L.P.                                     Pennsylvania
                                                      (limited partnership)
Wells Aircraft, Inc.                                  Kansas

Fred Meyer, Inc.                                      Delaware
Fred Meyer Stores, Inc.                               Delaware
CB&S Advertising Agency, Inc.                         Oregon
Distribution Trucking Company                         Oregon
FM, Inc.                                              Utah

Name of Additional Guarantor                          State of
----------------------------                          --------
                                                      Organization
                                                      ------------

FM Holding Corporation                                Delaware
Grand Central, Inc.                                   Utah
FM Retail Services, Inc.                              Washington
Fred Meyer of Alaska, Inc.                            Alaska
Fred Meyer of California, Inc.                        California
Fred Meyer Jewelers, Inc.                             Delaware
Merksamer Jewelers, Inc.                              California
Roundup Co.                                           Washington
JH Properties, Inc.                                   Washington
Smith's Food & Drug Centers, Inc.                     Delaware
Compare, Inc.                                         Delaware
Saint Lawrence Holding Company                        Delaware
Smith's Beverage of Wyoming, Inc.                     Wyoming
Smitty's Supermarkets, Inc.                           Delaware
Smitty's Equipment Leasing, Inc.                      Delaware
Smitty's Super Valu, Inc.                             Delaware
Treasure Valley Land Company, L.C.                    Idaho
Western Property Investment Group, Inc.               California

Quality Food Centers, Inc.                            Washington
Hughes Markets, Inc.                                  California
Hughes Realty, Inc.                                   California
KU Acquisition Corporation                            Washington
Second Story, Inc.                                    Washington
Quality Food, Inc.                                    Delaware
Quality Food Holdings, Inc.                           Delaware
QFC Sub, Inc.                                         Washington
Food 4 Less Holdings, Inc.                            Delaware